As filed with the Securities and Exchange Commission on April 21, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	64-0676974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

209 Troy Street

Tupelo, Mississippi 38804

(662) 680-1001

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

RENASANT BANK 401(k) PLAN

(Full title of the Plan)

E. Robinson McGraw	Copy to:
President and Chief Executive Officer	Jane E. Armstrong, Esq.
Renasant Corporation	Phelps Dunbar LLP
209 Troy Street	365 Canal St., Suite 2000
Tupelo, Mississippi 38804	New Orleans, Louisiana 70130
(662) 680-1001	(504) 584-9244
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)(2)	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock $5.00 par value	300,000 shares	$21.04	$6,312,000	$249

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) In the event of a stock split, stock dividend or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the 1933 Act.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low sales prices per share of the registrant’s common stock on April 15, 2008, as reported on the NASDAQ Global Select Market.

The Registration Statement shall become effective

upon filing in accordance with Rule 464 under the 1933 Act.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) solely to register 300,000 additional shares of the $5.00 par value common stock of Renasant Corporation (the “Registrant”) issuable under the Renasant Bank 401(k) Plan. Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference herein the contents of (i) its Form S-8 Registration Statement filed with the Securities and Exchange Commission on April 10, 2003 (Registration No. 333-104445) and (ii) its Form S-8 Registration Statement filed with the Securities and Exchange Commission on February 3, 2005 (Registration No. 333-122514).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Document Description

5	Opinion of Phelps Dunbar LLP.

23.1	Consent of Horne LLP.

23.2	Consent of Phelps Dunbar LLP (included in Exhibit 5 hereto).

24	Power of Attorney (included on the Signature Page attached hereto).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 15th day of April, 2008.

RENASANT CORPORATION

By:	/s/ E. Robinson McGraw
E. Robinson McGraw President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints E. Robinson McGraw and Stuart R. Johnson his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. Robinson McGraw E. Robinson McGraw	President and Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2008

/s/ Stuart R. Johnson Stuart R. Johnson	Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2008

/s/ William M. Beasley William M. Beasley	Director	April 15, 2008

/s/ George H. Booth, II George H. Booth, II	Director	April 15, 2008

/s/ Frank B. Brooks Frank B. Brooks	Director	April 15, 2008

/s/ Francis J. Cianciola Francis J. Cianciola	Director	April 15, 2008

John M. Creekmore	Director	April 15, 2008

/s/ Albert J. Dale, III Albert J. Dale, III	Director	April 15, 2008

/s/ Marshall H. Dickerson Marshall H. Dickerson	Director	April 15, 2008

/s/ John T. Foy John T. Foy	Director	April 15, 2008

/s/ T. Michael Glenn T. Michael Glenn	Director	April 15, 2008

/s/ R. Rick Hart R. Rick Hart	Director	April 15, 2008

/s/ Richard L. Heyer, Jr. Richard L. Heyer, Jr.	Director	April 15, 2008

/s/ Neal A. Holland, Jr. Neal A. Holland, Jr.	Director	April 15, 2008

/s/ Harold B. Jeffreys Harold B. Jeffreys	Director	April 15, 2008

/s/ Jack C. Johnson Jack C. Johnson	Director	April 15, 2008

/s/ J. Niles McNeel J. Niles McNeel	Director	April 15, 2008

/s/ Theodore S. Moll Theodore S. Moll	Director	April 15, 2008

/s/ Michael D. Shmerling Michael D. Shmerling	Director	April 15, 2008

/s/ H. Joe Trulove H. Joe Trulove	Director	April 15, 2008

/s/ J. Larry Young J. Larry Young	Director	April 15, 2008

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 15th day of April, 2008.

RENASANT BANK 401(K) PLAN

By:	/s/ Hollis Ray Smith
Hollis Ray Smith Executive Vice President and Human Resources Director

EXHIBIT INDEX

Exhibit Number	Document Description

5	Opinion of Phelps Dunbar LLP.

23.1	Consent of Horne LLP.

23.2	Consent of Phelps Dunbar LLP (included in Exhibit 5 hereto).

24	Power of Attorney (included on the Signature Page attached hereto).